Brybe®, Inc.

Brybe®, Inc. has created a global online marketplace that empowers individuals to trade digital creative services, allowing them to develop, promote, and profit from their expert businesses from the palm of their hand.



Invest

$99 minimum investment

DEADLINE: November 21, 2022

in 2 months

SHARE PRICE

$0.50

TOTAL RAISED

$150

VALUATION

$7,004,293

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Brybe® is the full-service online marketplace that brands and digital creators have been waiting for.

Brybe® is created for individuals or small/medium sized businesses who are looking to hire qualified professionals worldwide to create amazing digital products and promotions, but don't want to be limited by local inventory, pay high fees, or permanently hiring someone.

The best part? Sign up is completely FREE, sellers receive 100% commission, and Web 3 protocols are being put in place which integrate crypto payouts worldwide.

"You can use self-service influencer marketplaces such as Brybe® to find influencers, check out their offers, and pick the best ones for your campaigns."

Shane Barker for Forbes

PROBLEM

The problem of the $42T freelance market is the inefficient and disconnected traditional remote workforce hiring process.[1]

BUYERS

Hiring Managers have the potential to report problems with finding necessary professionals on demand. Their challenges include:

- Finding the right professionals.
- Eliminating fraudulent reviews.
- Pressure to provide contracts, benefits, wages.
- Ensuring quick desired delivery and safe payment.
- Establishing safe direct communication/negotiation during transaction.

DIGITAL CREATORS

Out of the 1.1 billion worldwide[2] and 59 million US freelancers,[3] very few are successfully finding work online. Their challenges include:

- Doing their own marketing.
- Making sure they get paid.
- Working without benefits.
- Competing with platforms and getting lost.
- Finding customers and establishing the flow of work.

SOLUTION

The world has gone remote and the future of work is uncertain, so we created a place accessible from any device, anywhere in the world.


Comprehensive Streamlined Automated Platform for Remote Work and Promotion
Brybe...
Global Digital Services Marketplace

Digital creators may establish working relationships with brands/buyers and may get their best work done faster while maintaining independence and freedom, all while earning at their own pace.

Using a systematic approach to hiring remote talent, Brybe® Marketplace became a global comprehensive demand-based solution that aims to make buying and selling digital creator services easy.

Brybe® introduced an innovative, transparent platform that gives brands and digital creators the peace of mind they deserve. These creatives have the opportunity to engage authentically, create unique and digital content, and experience profitable advertising campaigns.


Brybe...
Quick search
Become a seller
Join now
Graphics & Design
Digital Marketing
Video & Animation
Music & Audio
IT
Writing & Translation
Discover more influencers
Hire the finest influencers and freelancers for your project
Quality professionals for any budget.
Join now
Play video
Cony L.
I'll make a post about your product on my Instagram
1 day
$75

As of April 2022, Brybe® Marketplace is a global online platform present in **138 countries connecting 125,000 freelancers and influencers** with buyers worldwide for digital creation and promotion services with a minimized transaction time and increased efficiency:

- **Demand Based:** no hiring process. Self-represented freelancers and influencers offering a wide spectrum of services on-demand.
- **Buying/Selling Services Made Easy:** no experience needed. Digital services are bought/sold as products/goods on online ecommerce stores.
- **Comprehensive Solution:** end-to-end platform. Full value chain from organic discovery and analysis, controlled flow of funds, to post-transactional statistics and reviews.
- **Worldwide:** join the global community of freelancers, influencers, and buyers working together.

TRADITIONAL HIRING:	BRYBE® MARKETPLACE:
Find, review, screen and interview	Browse, easily filter search results
Negotiate, review and sign contracts	Click on offered service package
Take a risk only based on resume, and creatively crafted descriptions	Decide based on reviews and rankings from previous work for other buyers
Probationary period, investment in training and time	Task-centered timely and quality delivery of services
Short/Long term temporary employment	Services sold on a gig basis

"I've been able to use Brybe® to get paid brand deals on some of my social media platforms. I didn't need too many followers on IG either. It was a wild feeling to be able to make money with both IG & TikTok by promoting a brand. I just created an account with these guys and brands find me - very easy!"

Will Collette, @billco
Brybe® User

BUSINESS MODEL

Initially free to join and use, Brybe® is open to any verified brand or digital creator to maximize engagement and capitalize on influencer demand with minimal friction. Brybe® plans to generate revenue in multiple ways:

- **Transactional** revenue derived from fees and deals made on the global online marketplace.
- **Subscription** revenue from granting access to influencer marketing resources and tools.
- **Affiliate referral** revenue via the built-in proprietary affiliate partnership platform/network.
- **Intermediary fee based** revenue derived from facilitating brand collaborations for represented mega and celebrity creators.


Listing Search
Freelancer or influencer lists their services for $10
Order
The Buyer pays Brybe $12.50, representing the cost of the order and 25% service fee.
Controlled Flow of Assets and Funds
Dialogue between parties, asset exchange within the platform. Funds held escrow-like.
Work
Upon the order acceptance, the work begins immediately.
Delivery and Payment
Brybe pays the professional 100% of the listed price i.e. $10[2].

HOW BRYBE® WORKS:
process illustration with a $10 order (1)
1 - for users with a basic FREE subscription plan
2 - for the first order or if the order total price does not exceed $30

MARKET

The pandemic has been an eye-opening experience for businesses worldwide as the world's workforce and consumption has gone remote; freelancers and remote workers can save businesses money on infrastructure expenses. Additionally, the gig economy allows the use of various professionals while simultaneously letting the staff focus on more high-value tasks.

FREELANCER ECONOMY SEGMENT

Due to the changing landscape of the digital service industry, the speed of the offline freelancing migration to online has increased ($1.2 trillion in the US alone, $42 trillion worldwide in 2021) and presents an unprecedented wide open market with geometrically progressing supply and demand. 56% of companies are expected to employ global remote work in 2022, with 80% of the workforce participating in the gig economy by 2030.[4]

INFLUENCER MARKETING SEGMENT

Large brands have capitalized on the powerful outreach of influencers; paired with changing consumer preferences in digital advertising (80% of consumers buy based on influencer recommendations[5]), the industry exceeded $13 billion in 2021.[6]

While the industry is irrefutably growing, the threat of influencer fraud (experienced by 70% of brands) is becoming an even bigger problem. Fear of fraud has left large amounts of capital on the sidelines. With 86% of brands allocating budgets specifically to influencer marketing, the use of Brybe®'s platform allows brands to fully employ their influencer marketing budgets. We verify the identity and outreach capability of influencers and make everyone's job a whole lot easier.[7]

Market Outlook

59 Million
Freelancers in the US

1.2 Billion
Freelancers Worldwide

35% of total global workforce in 2019
80% of total global workforce by 2030

94% of hiring managers hired remote workers

56% say that remote work performed better than expected

62% believe their workforces will be more remote than pre-pandemic level

$1.2 Trillion

Freelancer contribution to the US economy in 2021 because the Pandemic forced an estimated 80 Million Americans to work from home.

$42 Trillion

Freelancer Contribution to World Economy in 2021

Sources: Peerism, 2017, Web Planet, 2021, Upwork

For Brybe Marketplace Promotional Use

SUCCESS TO DATE

- **2021 Google Growth Lab Accelerator Winner:** the Google Growth Lab helped Brybe® focus on go-to-market strategy, Google Ads, BI & Measurement, and international growth
- Top-rated influencer marketplace
- Top-rated freelancer marketplace
- 125 thousand self-registered users
- 5.5 million verified discoverable users
- One of the first digital creator marketplaces to enter Web3
- One of the first digital creator marketplaces to offer crypto payouts
- Successful $1.3M seed round by an institutional investor Luxiena LLC and private investors
- 138 out of the world's 195 countries represented **(please see the map below)**


Svalbard
Greenland
Iceland
Sweden
Norway
Russia
Canada
United States
North Pacific Ocean
North Atlantic Ocean
Mexico
Cuba
Spain
France
Ukraine
Turkey
Morocco
Tunisia
Libya
Egypt
Iraq
Iran
Saudi Arabia
Oman
Yemen
Kazakhstan
Uzbekistan
Mongolia
China
Japan
India
Sri Lanka
Thailand
Philippines
Malaysia
Indonesia
Papua New Guinea
Senegal
Mali
Niger
Chad
Sudan
Ethiopia
Cameroon
Kenya
Tanzania
Angola
Namibia
Madagascar
South Africa
Colombia
Peru
Brazil
Bolivia
Paraguay
Argentina
South Atlantic Ocean
South Pacific
Indian Ocean
Australia

"Brybe® is a comprehensive influencer marketplace platform that helps brands and influencers connect and collaborate with each other.

Aside from making it easy for brands to reach out and collaborate with the platform's pool of influencers in their industry, Brybe® also gives you a convenient and secure way to get in touch with micro-influencers before and during the course of your influencer marketing campaign.

This free transparent full-service platform minimizes fraud via escrow-like deal flow, streamlines orders via influencer-created service packages, and even allows for additional income stream via an integrated affiliate revenue module, Brybe® Affiliates."

KevinTPayne.com

PRESS

- **Tech Ozens**
  Top 3 Best Freelance Marketplace In The World
- **Finances Online**
  20 Best Freelance Websites for Beginners and Professionals in 2022
  Brybe Reviews: Pricing & Software Features 2022
- **G2**
  Brybe Reviews 2022: Details, Pricing, & Features
- **Influencer Marketing Software**
  Brybe Review | Pricing & Features (2022)
- **Forbes**
  Five Marketing Tips To Attract More Customers To Your Business
- **Yahoo! Finance**
  Keep 100% of What You Make: Brybe, the #1 Marketplace for Freelancers & Influencers
- **MobileMonkey**
  How to Use Instagram's NEW Instagram Influencer Marketplace to Grow Your Business - Plus 15 to Ways Launch Profitable Creator-Brand Partnerships
- **Freelancing Hacks**
  Brybe Helps You Find Freelance Work & Monetize Your Social Channels
- **Join Up Dots**
  Brybe Founder Igor Fedenkoff: Building Freelance Success
- **Kevin T Payne**
  Top 25 Influencer Marketing Platforms & Marketplaces
- **Shane Barker**
  20 Inexpensive Product Launch Marketing Ideas That Work in 2022
- **AP News**
  This Business Owner Goes Bankrupt During the Pandemic and Comes Back for Revenge!
- **EIN Newswires**
  The Potential of Micro- and Nano-Influencers on Instagram is Just Waiting to Be Used

TEAM





Igor Fedenkoff

CEO
Co-Founder

Brybe®, Inc. was co-founded by Igor Fedenkoff, a serial entrepreneur with a decade long history of successful startups in healthcare and hospitality verticals, improving brand image and revenue 10x. Fedenkoff holds Master's degrees in Business Administration (MBA) and Applied Linguistics (MA), is also a business instructor/trainer, a marketing specialist, a public speaker, and an investor.

Vladlen (Daniel) Orlov

COO
Co-Founder

Daniel Orlov is one of the Co-Founders of Brybe®, Inc. with almost two decades of experience as an entrepreneur and a successful track record in the field. Daniel has excessive leadership skills that he gathered over the years by creating unique and profitable ventures. He holds strong professional marketing and brand exposure growth skills that give him the capability to take any project to the next level. As with many successful tech startups, he started his previous venture in his garage and created a seven figure company within three years.





Kirill Smolskiy

CIO
Co-Founder

The tech genius behind Brybe®, Kirill Smolskiy holds a double Master's Degree in Science and IT. In his past employment, he designed and built multiple tech and gaming apps for VR B2B brands like Dreamworks and others. He has worked on many well known movies including *Trolls, Madagascar, How to Train Your Dragon* and *Kung Fu Panda*. Currently Kirill uses his broad expertise to maintain the platform on the cutting edge of current technology and innovation.

Sergei Shevtcov

CTO
Co-Founder

Holds double Master's Degrees in Business and IT. Has over 19 years of experience in leading software development and 20 startups from idea to production. Able to design a unique project infrastructure to function effectively and within budget.

ADVISORS/INVESTORS



Dave Young

Partner, COOLEY LLP

One of the 50 Largest Law Firms in the world, Cooley LLP is an American international law firm, headquartered in Palo Alto, with offices worldwide. Cooley is particularly known for its technology and life sciences practices as well as its experience with marquee initial public offerings (IPOs) and deep-rooted venture capital connections & financings. It has consistently been ranked as an elite law firm for technology and life sciences companies, startups and emerging growth companies, and venture capital firms by Above the Law, and U.S. News & World Report. Cooley's client list includes Google, Facebook, Snapchat, Cameo, Uber, SpaceX, eBay, as well as companies on the Wall Street Journal's Billion Dollar Startup Club. According to Law360, Cooley is "widely regarded as one of Silicon Valley's go-to law firms."

SOURCES

[1]https://financesonline.com/freelance-statistics/

[2]https://webinarcare.com/best-freelance-platforms/freelance-platforms-statistics/

[3]https://ddiy.co/freelance-statistics/

[4]https://financesonline.com/freelance-statistics/

[5]https://grin.co/blog/influencer-marketing-statistics/

[6]https://www.statista.com/statistics/1092819/global-influencer-market-size/

[7]https://influencermarketinghub.com/influencer-marketing-benchmark-report-2020/

USE OF PROCEEDS

If the offering's maximum amount of $500,000 is raised:

Use	Value	% of Proceeds
Targeted advertising and promotion	$178,074	35.6%
Hiring additional software developer, sales and marketer	$127,196	25.4%
Brybe mobile app development	$50,878	10.2%
Brybe 2.0 additional statistical modules	$50,878	10.2%
Management compensation	$68,474	13.7%
Intermediary fees	$24,500	4.9%

TERMS

This is an offering of Common Shares, under registration exemption 4(a)(6), in IT Special Group, doing business as Brybe®, Inc.. This offering must raise at least $10,000 by November 21, 2022 at 9:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Brybe®, Inc. may issue additional securities to raise up to $500,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

15,008,586 shares
× $0.50 per share

$7,504,293 implied valuation

FINANCIALS

Brybe®, Inc.'s official name is IT Special Group, so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

> Form C on July 21, 2022

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Jul 21, 2022 — Primary offering of 1,000,000 shares at $0.50

Jul 21, 2022 — Filed Form C

ASK A QUESTION

Proofread your comment before submitting: once it's posted, you can't edit or delete it. For the fastest help with the web site, email help@netcapital.com instead of commenting.

Type your question or comment here

Post

Looking to raise capital?
We can help turn your friends, family and customers into investors.

Learn more

Interested in more investment opportunities?
Browse all offerings currently available.

See more

hello@netcapital.com
+1 (617)-231-9270